Exhibit 23.1

                                  EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in this Registration Statement (Amendment No.
1) on Form SB-2 of our report, dated November 8, 2000, except for the fifth and sixth paragraphs of Note 5, as to which the date is November 30, 2000, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern on the restated consolidated financial statements of Meditech Pharmaceuticals, Inc. and subsidiary. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.




/s/  SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
April 27, 2001